Exhibit 10.8

EXECUTION COPY

LUNA INNOVATIONS INCORPORATED

AMENDED & RESTATED INVESTOR RIGHTS AGREEMENT

December 30, 2005

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TABLE OF CONTENTS

(continued)

		Page
5.8	Titles and Subtitles	20
5.9	Counterparts	20
5.10	Telecopy Execution and Delivery	20
5.11	Jurisdiction; Venue	21
5.12	Further Assurances	21
5.13	Termination Upon Qualified Change of Control	21
5.14	Conflict	21
5.15	Attorneys’ Fees	21

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LUNA INNOVATIONS INCORPORATED

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (this “Agreement”) is made as of December 30, 2005, by and among Luna Innovations Incorporated, a Delaware corporation (the “Company”), the entity (the “Investor”) listed on Exhibit A hereto, and the existing stockholders of the Company listed on Exhibit B hereto (the “Stockholders”). Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS: The Investor is a party to the Class C Common Stock and Note Purchase Agreement of even date herewith, by and between the Company and the Investor (the “Purchase Agreement”), pursuant to which, among other things, Investor is purchasing shares of Class C Common Stock and senior convertible promissory notes (the “Notes”).

WHEREAS: The Investor, the Company and certain of the Stockholders are parties to that certain Investor Rights Agreement made and entered into as of August 2, 2005 (the “Prior Agreement”) entered into in connection with a prior Class C Common Stock financing of the Company (the “Prior Financing”);

WHEREAS: The Company, the holders of a majority of the Class A Common Stock issued and outstanding as of the date hereof, and the holders of a majority of the Class C Common Stock issued pursuant to the Prior Agreement (the “Requisite Stockholders”) desire to amend and restate the Prior Agreement as provided herein;

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement by the Company and the Requisite Stockholders; and

WHEREAS, in consideration of the Company’s sale and the investor’s purchase of the Notes and the Class C Common Stock under the Purchase Agreement and in the Prior Financing, the Company, the Investor and the Stockholders have agreed to the provisions set forth below.

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1

Definitions

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “CHS” shall mean Carilion Health System or its assigns.

(b) “Class A Common Stock” shall mean shares of the Company’s Class A Common Stock, par value $0.001 per share.

(c) “Class B Common Stock” shall mean shares of the Company’s Class B Common Stock, par value $0.001 per share.

(d) “Class C Common Stock” shall mean shares of the Company’s Class C Common Stock, par value $0.001 per share.

(e) “Class Common Stock” shall mean the Class A Common Stock, Class B Common Stock and Class C Common Stock of the Company.

(f) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(g) “Common Stock” shall mean shares of the Company’s Common Stock, par value $0.001 per share.

(h) “Conversion Stock” shall mean shares of Common Stock issued or issuable, directly or indirectly, upon conversion of the Class Common Stock held by the Holders.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(j) “Holder” shall mean any Investor or Major Stockholder who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(k) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(l) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(m) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(n) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than a majority of (i) the outstanding Registrable Securities or (ii) the outstanding Registrable Securities issued or issuable, directly or indirectly, pursuant to the conversion of Class C Common Stock.

(o) “Major Stockholder” shall mean Kent A. Murphy, Ph.D. or any permitted transferee.

(p) “New Securities” shall have the meaning set forth in Section 4.1(a) hereto.

(q) “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(r) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(s) “Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

(t) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable, directly or indirectly, pursuant to the conversion of the Shares or the Notes and (ii) any Class C Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(u) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(v) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(w) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(x) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(y) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(z) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(aa) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(bb) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

(cc) “Shares” shall mean the Company’s Class Common Stock held by any Holder, whether initially issued pursuant to the Purchase Agreement or pursuant to the Prior Agreement.

(dd) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

Section 2

Registration Rights

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to Registrable Securities held by such Initiating Holders, provided such request states the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders, the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) file and use its best efforts to effect such registration within ninety (90) days of such written request from the Initiating Holders (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (x) the Company’s Initial Public Offering or (y) August 2, 2011;

(ii) During the one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, except upon receipt of the written consent of the applicable underwriter(s);

(iii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $500,000.

(iv) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v) After the Company has initiated two (2) such registrations pursuant to this Section 2.1;

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof; or

(vii) If the Company, within thirty (30) days of its receipt of the request from the Initiating Holders, provides written notice to all Initiating Holders of its intent to file a registration statement for its Initial Public Offering within ninety (90) days.

(c) Deferral. If (i) in the good faith judgment of the board of directors of the Company (the “Board”), the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b) above) the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i) . In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company.

Notwithstanding any other provision of this Section 2.1, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated in the following order of priority: first, to the Investor; second, to any other Initiating Holders; third, to the Company for securities being sold for its own account; fourth, to the Major Holder; and fifth, to any other Holders that have requested inclusion of their shares in the underwriting on a pro rata basis based on the total number of Registrable Securities held by such Holders; provided, however, that no such reduction shall reduce the amount of securities of the Initiating Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Public Offering and such registration does not include shares of any other Holders, in which event any or all of the Registrable Securities of the Initiating Holders may be excluded in accordance with the immediately preceding clause; provided, further, that, notwithstanding the any of the foregoing to the contrary, in no event shall the amount of Registrable Securities of the Investor to be included in such underwriting be reduced until all Registrable Securities held by the Major Holder, by the other Holders and by any Other Selling Stockholders have been first excluded from the underwriting in their entirety. In no event will shares of any Other Selling Stockholder be included in such registration without the written consent of the Initiating Holder(s) if such inclusion would reduce the number of shares that may be included by the Initiating Holders.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following order of priority: first, to the Company for securities being sold for its own account; second, to the Investor; third, to the Major Holder; and fourth, to any other Holders that have requested inclusion of their shares in the underwriting on a pro rata basis based on the total number of Registrable Securities held by such Holders; provided, however, that no such reduction shall reduce the amount of securities of the Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Public Offering and such registration does not include shares of any Other Selling Stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause; provided, further, that, notwithstanding the any of the foregoing to the contrary, in no event shall the amount of Registrable Securities of the Investor to be included in such underwriting be reduced until all Registrable Securities held by the Major Holder, by the other Holders and by any Other Selling Stockholders have been first excluded from the underwriting in their entirety.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. At any time after the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii); provided further that the Company shall keep such registrations effective until the earlier to occur of such time as (i) all Registrable Securities registered thereunder have been sold, (ii) the Holders whose shares are registered thereon agree to terminate the registration, or (iii) the registration rights of all such Holders terminate.

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i) or 2.1(b)(iv);

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $500,000; or

(iii) In a given twelve-month period if, during such period, the Company has already effected one (1) or more registrations pursuant to this Section 2.3.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Sections 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period of ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto.

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action is caused by any untrue statement or omission based upon written information furnished to the Company by (a) such Holder, or (b) any of such Holder’s officers, directors, partners, legal counsel or accountants, and any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b) To the extent permitted by law, each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) caused by: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, except for transfers permitted under Section 2.8(b), and (y):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at its expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act (it being understood that an opinion of Woods Rogers PLC shall be deemed satisfactory with respect to CHS or any permitted transferee of Registrable Securities held by CHS) or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.

(b) Permitted transfers include (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of Holder that is a corporation, or (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, or (iii) transfers in compliance with Rule 144(k), as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF UP TO 180 DAYS IN THE EVENT OF A PUBLIC OFFERING (SUBJECT TO EXTENSIONS TO COMPLY WITH THE RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS RELATING TO ANALYST REPORTS), AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A RIGHT OF FIRST REFUSAL, CO-SALE AND VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Section (k) of Rule 144 under the Securities Act.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. If requested by the Board and any representative of an underwriter of Common Stock (or other securities) of the Company, Investors and all Stockholders and all holders of options and warrants to purchase Class Common Stock and/or Common Stock (collectively, the “Restricted Holders”), hereby agree that such Restricted Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Class Common Stock or Common Stock (or other securities) of the Company held by such Restricted Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the Company’s Initial Public Offering filed under the Securities Act (subject to extensions to comply with the rules of the National Association of Securities Dealers relating to analyst reports), provided that: all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period (subject to extensions to comply with the rules of the National Association of Securities Dealers relating to analyst reports). Each Restricted Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to a transferee or assignee (a) of not less than 750,000 of the Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), (b) that is a partner or retired partner of any Holder that is a partnership, (c) that is a member or former member of any Holder that is a limited liability company, (d) that is an affiliate of any Holder or (e) that is a family member or trust for the benefit of any individual Holder; provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, that certain Right of First Refusal, Co-Sale and Voting Agreement by and among the Company, the Investor and other parties thereto dated as of the date hereof (the “Right of First Refusal, Co-Sale and Voting Agreement”), and applicable securities laws, (ii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10, and (iii) with respect to a proposed transfer pursuant to this Section 2.12, the Company is given written notice within 30 days after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and such transferee is not, in the Company’s reasonable opinion, a competitor of the Company or a party who is demonstrably hostile toward the Company.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders of at least a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 in a given ninety (90) day period, and (ii) such date as all of the Registrable Securities held or entitled to be held upon conversion by such Holder may transferred under Rule 144(k).

Section 3

Covenants of the Company

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company shall furnish to the Investor, so long as such Investor continues to hold any shares of Class C Common Stock or Class A Common Stock, the following information:

(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days after the end of each such fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied and audited by an accounting firm mutually acceptable to the Company and the Investor; and

(ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within thirty (30) days after the end of such quarterly accounting periods, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.

(b) Supplementary Financial Information. The Company shall furnish to the Investor, so long as such Investor continues to hold any shares of Class C Common Stock or Class A Common Stock, the following information:

(i) No later than thirty (30) days prior to the beginning of each fiscal year of the Company, an annual budget and business/operating plan, with financial projections, approved by the Board; and

(ii) Any documents primarily relating to Company affairs that have been delivered by the Company to any other stockholders of the Company.

(c) Tax Matters. The Company at least quarterly shall provide to Investors satisfactory evidence of the payment of withholding taxes and at least annually provide to the Investor searches from such jurisdiction(s) as the Investor reasonably may request showing that no tax liens have been filed against the Company.

(d) Litigation Matters. The Company will promptly provide to the Investor notice of any litigation of material adverse claims, disputes or other actions or proceedings involving the Company.

3.2 Inspection Rights. The Investor shall have the right, upon reasonable advance notice to the Company and so long as such Investor continues to hold any shares of Class C Common Stock or Class A Common Stock, to visit and inspect any of the properties of the Company, and to discuss the affairs, finances and accounts of the Company with its officers, and to review such information as is reasonably requested all during normal business hours. The Company shall make its officers available to the Investor during all such visits and inspections. The Investor agrees to keep, and to use the same degree of care as such Investor uses to protect its own confidential information, to keep confidential and not misuse any Company information that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain) that is obtained by such Investor.

3.3 Confidentiality. The Company shall not be required to comply with any information rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally. With respect to such confidential information, each Holder agrees to enter into a confidentiality agreement with provisions at least as restrictive as those to which the Company itself is subject to with respect to such confidential information. Notwithstanding anything herein to the contrary, the Company reserves the right to preclude any Holder from access to any materials or information if the Company believes upon advice of counsel that such preclusion is reasonably necessary to preserve attorney-client privilege.

3.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares solely for general corporate and working capital purposes and research and development, unless a majority of the Board approves in good faith and in its reasonable business judgment other uses thereof.

3.5 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Class C Common Stock, all Common Stock issuable from time to time upon such conversion.

3.6 Protection of Intellectual Property. The Company shall pursue the protection of all intellectual property, including, but not limited to, the pursuit of all appropriate patents, copyrights and trademarks.

3.7 Expenses. Each party shall be responsible for their own fees and expenses associated with the closing of the transaction contemplated by this Agreement.

3.8 Future Market Standoff Agreements. The Company covenants that all future purchasers of the Company’s securities prior to the Company’s Initial Public Offering will execute a market standoff agreement in a form substantially similar to the market standoff provision provided in Section 2.10 hereunder.

3.9 Compensation Committee and Project Evaluation. The Company shall, by amending its Bylaws or otherwise, establish and maintain a Compensation Committee of the Board (the “Compensation Committee”), which shall consist of not more than three directors elected by the Board, one of which shall be a Class C Director (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company). The unanimous approval of all standing members of the Compensation Committee, including without limitation the Class C Director, shall be required to effect the following:

(a) any increase in the annual salary of the senior executive officers of the Company, including the Chief Executive Officer, the President, the Chief Financial Officer and any Vice-President;

(b) the implementation of any employee stock option plan, employee stock purchase plan, employee restricted stock plan or other employee incentive or bonus plan (each a “Company Plan”) covering employees of the Company; including any individual payments or grants of equity securities thereunder;

(c) any payment of one-time bonuses for specific employees;

(d) any increase in the number of shares of capital stock reserved and issuable under any Company Plan; or

(e) any grants of equity incentives (including stock options) to employees, directors, consultants or any other person or entity pursuant to a Company Plan or otherwise.

Further, so long as shares of the Company’s Class C Common Stock remain outstanding, the Class C Director shall be entitled to be a member of any committee responsible for evaluation of internal project investments by the Company or any committee having similar responsibilities.

3.10 Right of First Review. So long as CHS continues to hold any of the Notes or 750,000 shares of Class C Common Stock or Class A Common Stock (or Common Stock issuable upon the conversion thereof), and to the extent such technology is not restricted by other contractual arrangements in effect as of August 2, 2005, the Company shall disclose to Carilion Consolidated Laboratory (“CCL”) for review on a confidential basis, that technology developed now or in the future by the employees of the Company or its affiliates which impacts, or has an application to, the clinical laboratory industry, at least sixty (60) days prior to disclosing such technology to any third-party for purpose of commercialization.

3.11 Termination of Covenants. The covenants set forth in this Section 3 (other than the covenants set forth in Section 3.10) shall terminate and be of no further force and effect after the closing of the Company’s Initial Public Offering.

Section 4

Preemptive Right

4.1 Preemptive Right. The Company hereby grants to each Holder the preemptive right to purchase (on the same terms and conditions and at the same price offered to third parties) its pro rata share of New Securities (as defined in Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Holder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by said Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, then outstanding).

(a) “New Securities” shall mean any capital stock (including Class A Common Stock, Class B Common Stock and Class C Common Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i) shares of Class C Common Stock issued or issuable pursuant to the Purchase Agreement and shares of Conversion Stock;

(ii) shares of Common Stock issued or issuable to officers, directors and employees of, or consultants or advisors to, the Company or any subsidiary pursuant to any Company Plan approved by the Compensation Committee, or upon exercise of options or warrants granted to such parties pursuant to any such Company Plan or arrangement;

(iii) securities issued pursuant to the conversion or exercise of any other outstanding convertible or exercisable securities as of this date of this Agreement;

(iv) securities issued or issuable as a dividend or distribution on preferred stock of the Company or pursuant to any event for which adjustment is made pursuant to paragraph 4(e), 4(f), 4(g) or 4(h) of Article V of the Amended and Restated Certificate of Incorporation of the Company;

(v) securities offered pursuant to a bona fide Initial Public Offering;

(vi) securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture agreement, provided, that such issuances are approved by the Board and Compensation Committee;

(vii) securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board;

(viii) shares of Common Stock issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board;

(ix) securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Compensation Committee and the Board;

(x) securities issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board and Compensation Committee;

(xi) securities of the Company which are otherwise excluded by the affirmative unanimous vote of the Board; and

(xii) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (xi) above.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have thirty (30) days after any such notice is mailed or delivered to such Holder (the “Election Period”) to agree to purchase such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(c) In the event the Holders fail to exercise fully the preemptive right within said Election Period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Holders’ preemptive right set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the

Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in this Section 4.1.

(d) The preemptive right granted under this Agreement shall expire upon, and shall not be applicable to, the Company’s Initial Public Offering.

Section 5

Miscellaneous

5.1 Amendment. This Agreement amends and restates the Prior Agreement, and the Prior Agreement is of no further force or effect. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) the Holders holding a majority of the Class A Common Stock issued and outstanding, and (iii) the Holders holding a majority of the Class C Common Stock issued pursuant to the Purchase Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that Holders acquiring shares of Class C Common Stock after the Closing (as defined in the Purchase Agreement) may become parties to this Agreement by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to the Purchase Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, at the Investor’s address as shown on Exhibit A hereto or in the Company’s records, as may be updated in accordance with the provisions hereof

(b) if to any Holder, at such address as shown in the Company’s records, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, one copy should be sent to 2851 Commerce Street Southeast, Blacksburg, Virginia 24060, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to the Investor, with a copy to Trevor Chaplick, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation, 11921 Freedom Drive, Suite 600, Reston, Virginia 20190-5634.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

5.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the Commonwealth of Virginia as applied to agreements entered into among Virginia residents to be performed entirely within Virginia, without regard to principles of conflicts of law.

5.4 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5 Entire Agreement. This Agreement and the exhibits hereto and the agreements and documents referenced herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in the City of Roanoke in the Commonwealth of Virginia (or in the event of exclusive federal jurisdiction, the courts of the Western District of Virginia, Roanoke Division).

5.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13 Termination Upon Qualified Change of Control. Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate upon a Qualified Change of Control (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation).

5.14 Conflict. In the event of any conflict between the terms of this Agreement and the Company’s Amended and Restated Certificate of Incorporation or its Bylaws, the terms of the Company’s Amended and Restated Certificate of Incorporation or its Bylaws, as the case may be, will control.

5.15 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the each party hereto shall be responsible for its own fees, costs and expenses incurred with respect to enforcing its rights under this Agreement, including without limitation, all fees, costs and expenses of appeals.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

“COMPANY”

LUNA INNOVATIONS INCORPORATED a Delaware corporation

By:	/s/

Name:

Title:

SIGNATURE PAGE TO AMENDED & RESTATED INVESTOR RIGHTS AGREEMENT

“INVESTOR”

CARILION HEALTH SYSTEM

By:	/s/

Name:

Title:

SIGNATURE PAGE TO AMENDED & RESTATED INVESTOR RIGHTS AGREEMENT

“STOCKHOLDERS”

/S/
Name:

SIGNATURE PAGE TO AMENDED & RESTATED INVESTOR RIGHTS AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTORS

Carilion Health System

213 S. Jefferson Street

Suite 720

P.O. Box 40032

Roanoke, VA 24022-0032

Attn: Briggs W. Andrews, General Counsel

EXHIBIT B

SCHEDULE OF STOCKHOLDERS

Class A Common Stockholders

Kent A. Murphy

Ashish Vengsarkar

Mike Gunther